Prospectus Supplement

Notes Linked to a Currency or Commodity or a Basket Comprised of Currencies or Commodities

Investment Strategies for Currency and Commodity Investors

UBS AG, Jersey Branch

March 7, 2008

PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006)

Prospectus Supplement
Notes Linked to a Currency or Commodity or a Basket
Comprised of Currencies or Commodities

Investment Strategies for Currency and Commodity Investors

UBS AG from time to time may offer and sell medium term notes linked to: (1) a single currency exchange rate or commodity (the “Reference Asset”) or (2) a basket, which may include multiple currency exchange rates or commodities, or any combination thereof (each, a “Basket Component”, and together, the “Reference Basket”), both of which we refer to as the “Notes”. This prospectus supplement describes some of the general terms that may apply to the Notes and the general manner in which they may be offered. The specific terms of any Notes that we offer and the specific manner in which such Notes may be offered, including the name of the Reference Asset or the name of each Basket Component and its relative weighting, the manner in which payment at maturity and whether and the extent to which the principal of such Notes will be protected at maturity and any additional terms of such Notes will be described in the applicable free writing prospectus and a pricing supplement to this prospectus supplement (the “applicable pricing supplement”). If there is any inconsistency between the terms described in the applicable pricing supplement and those described in this prospectus supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will be controlling. The general terms of the Notes we may offer are described in this prospectus supplement and, unless otherwise specified in the applicable pricing supplement, may include the following:

Issuer (Booking Branch):
UBS AG (Jersey Branch)
Principal Amount:
Each Note will have a Principal Amount of $10.00 unless otherwise specified in the applicable pricing supplement.
Principal Protection Percentage:
The Notes may not offer principal protection. The applicable pricing supplement will specify whether and under what circumstances the principal amount of any such Notes will be protected, and the percentage of your principal investment in the Notes, if any, that will be protected (the “Protection Percentage”) if you hold the Notes to maturity.
If the Notes have no principal protection or contingent principal protection you may lose some or all of your principal. If the Notes have partial principal protection you may lose some of your principal.
Payment at Maturity:
At maturity, you will receive a cash payment based on the performance of the Reference Asset (the “Reference Asset Return”) or the Reference Basket (the “Reference Basket Return”) that will be determined according to a formula specified in the applicable pricing supplement (the “Payment at Maturity Formula”).
Payment on Call Date:
For Notes with an autocall feature, unless otherwise specified in the applicable pricing supplement, if the Notes are called, you will receive a cash payment on the Call Settlement Date (as specified in the applicable pricing supplement) according to a formula that will be specified in the applicable pricing supplement (the “Payment at Call Formula”).
Payment on Early Exchange:
For Notes with an exchange right feature, unless otherwise specified in the applicable pricing supplement, you will have the right to exchange your Notes on certain predetermined dates (as specified in the applicable pricing supplement) (each an “Exchange Date”) for a cash payment, determined on the applicable valuation date (as specified in the applicable pricing supplement), and calculated in accordance with a formula that will be specified in the applicable pricing supplement (the “Payment on Early Exchange Formula”).
Reference Asset Return:
The Reference Asset Return will be calculated by reference to the Starting Level, the Ending Level and, if applicable, any barrier or trigger level, in a manner specified in the applicable pricing supplement.
Reference Basket Return:
The Reference Basket Return will be calculated by reference to the Starting Level, the Ending Level and, if applicable, any barrier or trigger level, in a manner specified in the applicable pricing supplement.
Starting Level:
In the case of a Reference Asset, the Starting Level will be the level or price of the Reference Asset determined on the trade date at the time and in the manner specified in the applicable pricing supplement. In the case of a Reference Basket, the Starting Level will be 100, unless otherwise specified in the applicable pricing supplement.
Ending Level:
In the case of a Reference Asset, the Ending Level will be the level or price of the Reference Asset determined on a date (the “valuation date” or “final valuation date”, as the case may be) and time and in the manner specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein, in the Currency and Commodity supplement and in the applicable pricing supplement. In the case of a Reference Basket, the Ending Level will be the weighted performance of the Basket Components on the applicable valuation date, if any, or final valuation date, as the case may be.
See “General Terms of the Notes—Payment at Maturity” beginning on page PS-17.
No Listing:
The Notes will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:
UBS Securities LLC

The applicable pricing supplement will describe the specific terms of the Notes, including any changes from or additions to the terms specified in this prospectus supplement.

To help you identify appropriate structured investment products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The applicable pricing supplement will specify the category that applies to such Notes. For a more detailed description of each of the four categories, please see “Structured Product Categorization” on PS-5.

See “Risk Factors” beginning on page PS-7 for risks related to an investment in the Notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

UBS Investment Bank	UBS Financial Services Inc.

Prospectus Supplement dated March 7, 2008

ADDITIONAL INFORMATION ABOUT THE NOTES

You should read this prospectus supplement together with the prospectus dated March 27, 2006 relating to our Medium Term Notes, Series A, of which the Notes are a part, the Currency and Commodity supplement dated March 7, 2008 and any free writing prospectus or pricing supplement that we may file with the SEC from time to time relating to our Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated March 27, 2006:

http://www.sec.gov/Archives/edgar/data/1114446/000095012306003728/y17280ae424b2.htm

➢	Currency and commodity supplement dated March 7, 2008:

http://www.sec.gov/Archives/edgar/data/1114446/000139340108000145/v104767_695x5-424b2.htm
Our Central Index Key, or CIK, on the SEC website is 00011144446.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Currency and Commodity Supplement

Currency and Commodity Supplement Introduction	CCS-1
Deliverable Currencies	CCS-2
Non-Deliverable Currencies	CCS-9
Precious Metals	CCS-28

Prospectus

Introduction	3
Cautionary Note Regarding Forward-Looking Information	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

i

Prospectus Supplement Summary

This prospectus supplement describes terms that will apply generally to the Notes. Prior to the trade date, UBS AG will prepare a separate free writing prospectus that will apply specifically to the specific offering and will describe the Reference Asset or the composition of the Reference Basket, the principal protection features, if any, the Payment at Maturity Formula, the Payment at Call Formula, if applicable, and the Payment on Early Exchange Formula, if applicable (collectively the “Payment Formulas”) as well as identify any changes or additions to the general terms specified below. On the trade date, UBS AG will prepare a pricing supplement that, in addition to the identity of the Reference Asset or Basket Components, any principal protection features, the Payment Formulas, and any changes or additions to the general terms specified below, will also include the specific pricing terms for that issuance. Any free writing prospectus and pricing supplement should be read in conjunction with this prospectus supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this prospectus supplement, when we refer to the “Notes”, we mean Medium Term Notes linked to: (1) a single currency exchange rate or commodity or (2) a basket, which may include multiple currency exchange rates or commodities, or any combination thereof. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated March 27, 2006, of UBS, references to the “Currency and Commodity supplement” mean the Currency and Commodity supplement, dated March [7], 2008, and references to the “applicable pricing supplement” mean any free writing prospectus and the related pricing supplement that describe the specific terms of your Notes.

What are the Notes?

The Notes are medium-term notes issued by UBS AG, the return on which is linked to the performance of the Reference Asset or the Reference Basket in a manner described in the applicable pricing supplement.

In the case of a Reference Asset, the Reference Asset Return is measured by reference to a change in the level of the Reference Asset from the trade date relative to the applicable valuation date, if any, or the final valuation date, as the case may be, and in the manner specified in the applicable pricing supplement.

In the case of a Reference Basket, the Reference Basket Return will be measured by reference to the weighted percentage change in the levels of the Basket Components from the trade date relative to the applicable valuation date, if any, or final valuation date, as the case may be, and in the manner specified in the applicable pricing supplement.

Subject to adjustment upon the occurrence of a market disruption event, the applicable valuation date, if any, and the final valuation date, as the case may be, will be the date specified in the applicable pricing supplement.

The Reference Asset or each Basket Component and its relative weighting in the Reference Basket will be specified in the applicable pricing supplement to this prospectus supplement. The return on the Notes, if any, will depend on (1) the performance of the Reference Asset or the Reference Basket as described above and (2) the applicable Payment Formulas.

The amount payable to you at maturity per Principal Amount of your Notes will be based on the Reference Asset Return or the Reference Basket Return and calculated in accordance with the applicable Payment at Maturity Formula, as set forth in the applicable pricing supplement.

For Notes with an autocall feature, unless otherwise specified in the applicable pricing supplement, the amount payable to you on the Call Settlement Date (as specified in the applicable pricing supplement), will be based on the level of the Reference Asset or the level of the Reference Basket on the Observation Date (as specified in the applicable pricing supplement), and calculated in accordance with the applicable Payment at Call Formula, as set forth in the applicable pricing supplement.

For Notes with an exchange right feature, unless otherwise specified in the applicable pricing supplement, you will have the right to exchange your Notes on Exchange Dates (as specified in the applicable pricing supplement), for a cash payment determined on the applicable valuation date (as specified in the applicable pricing supplement), and calculated in accordance with the applicable Payment on Early Exchange Formula.

The “Reference Asset Return” will be calculated by reference to the Starting Level, the Ending Level and, if applicable, any barrier or trigger level, in a manner specified in the applicable pricing supplement.

The “Reference Basket Return” will be calculated by reference to the Starting Level, the Ending Level and, if applicable, any barrier or trigger level, in a manner specified in the applicable pricing supplement.

The “Starting Level,” in the case of a Reference Asset, will be the level or price of the Reference Asset determined on the trade date at the time and in the manner specified in the applicable pricing supplement. In the case of a Reference Basket, the Starting Level will be 100, unless otherwise specified in the applicable pricing supplement.

The “Ending Level,” in the case of a Reference Asset, will be the level or price of the Reference Asset determined on the applicable valuation date, if any, or final valuation date, as the case may be, at a time and in the manner specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein and in the applicable pricing supplement. In the case of a Reference Basket, the Ending Level will be the weighted performance of the Basket Components on the applicable valuation date, if any, or final valuation date, as the case may be.

We may issue separate offerings of the Notes that are identical in all respects, except that each offering is linked to the performance of a different Reference Asset or Reference Basket and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend solely upon the performance of the Reference Asset or the Reference Basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

Are the Notes Principal Protected?

The Notes may offer no principal protection or may offer full, partial or contingent principal protection. We will specify in the applicable pricing supplement whether and the extent to, or the conditions under, which the Notes offer principal protection. Any such principal protection may be contingent or otherwise limited as specified in the applicable pricing supplement. If your Notes are not principal protected, you may lose all or some of the principal amount of your Notes at maturity. See “—What are some of the risks of the Notes” below.

The Notes are Part of a Series

The Notes are part of a series of debt securities entitled “Medium Term Notes, Series A” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This prospectus supplement summarizes general financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in “Description of Debt Notes We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Specific Terms will be described in Applicable Pricing Supplement

The specific terms of your Notes will be described in the applicable pricing supplement accompanying this prospectus supplement. The terms described there supplement those described here and in the accompanying prospectus. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the accompanying prospectus, the terms described in the applicable pricing supplement are controlling.

Any applicable pricing supplement should be read in conjunction with this prospectus supplement and the accompanying prospectus.

Selected Purchase Considerations

The applicable pricing supplement will specify the selected purchase considerations applicable to your Notes. Depending upon the specific terms of your Notes, the Notes may offer:

➢	Growth Potential — The Notes may provide an opportunity for participation at the participation rate (as specified in the applicable pricing supplement), in a favorable movement in the closing level of the Reference Asset or the Reference Basket from the trade date relative to the applicable valuation date, if any, or the final valuation date, as the case may be, if held to the applicable exchange date, if any, or the maturity date, as the case may be. Unless otherwise specified in the applicable pricing supplement, the participation rate will be 100%.
➢	Preservation of Capital — The Notes may provide you with at least the Principal Amount multiplied by the Protection Percentage (as specified in the applicable pricing supplement) of your Notes if you hold the Notes to maturity, regardless of the Reference Asset Return or the Reference Basket Return. The Protection Percentage will be set forth in the applicable pricing supplement.
➢	Diversification — The Notes may provide diversification within the currencies or commodities portion of your portfolio through exposure to the Reference Asset or the Reference Basket and its constituent or constituents.
➢	U.S. Dollar Denominated — The Notes trade and are settled in the U.S. market in U.S. dollars.
➢	Minimum Investment — In the case of offerings of $10.00 Notes, your minimum investment is 100 Notes at a Principal Amount of $10.00 per Note (for a total minimum purchase price of $1,000), unless otherwise specified in the applicable pricing supplement. Purchases in excess of the minimum amount may be made in integrals of one Note at a Principal Amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

You should review the applicable pricing supplement carefully to determine the purchase considerations relevant to your Notes. Your Notes may not provide some of the features outlined above.

What are some of the risks of the Notes?

An investment in any of the Notes we may offer involves significant risks. Because the Notes we may offer are expected to have different terms with different features — such as different protection, participation and payment features — such Notes will have different risk profiles that may be suitable for some investors, but not others, depending upon their risk tolerance. It is important that you review the applicable pricing supplement carefully to understand fully the specific risks that apply to your Notes, some of which are summarized generally below. Other general risks summarized below may not apply to your Notes and will not be identified in the applicable pricing supplement. Accordingly, we urge you to read the more detailed explanation of the risks that apply to your Notes as set forth in the applicable pricing supplement, together with the general risks described under “Risk Factors” on page PS-7.

➢	The Notes may have no principal protection — If the Notes do not offer principal protection the Notes will be fully exposed to any adverse movement in the level of the Reference Asset or the Reference Basket. A return on the Reference Asset or the Reference Basket that is adverse to your position will reduce the cash payment you receive at maturity below your invested principal amount. Accordingly, you may lose some or all of your principal investment.
➢	The Notes may have only partial principal protection — If the Notes offer partial principal protection, and the Reference Asset Return or the Reference Basket Return is adverse to your position in excess of the Protection Percentage, you will lose a predetermined percentage (as specified in the applicable pricing supplement) of your principal for each 1% (or fraction thereof) that the unfavorable Reference Asset Return or the Reference Basket Return exceeds the Protection Percentage. Accordingly, if the Reference Asset or the Reference Basket moves to a level that is adverse to your position in excess of the Protection Percentage over the term of the Notes, you will lose some of your principal.
➢	The Notes may have contingent principal protection — If the Notes offer contingent protection, your principal will be protected ONLY if the level of the Reference Asset or the Reference Basket never closes beyond the “trigger” level (as specified in the applicable pricing supplement), on any trading day during the “observation period” (as specified in the applicable pricing supplement), and the Notes are held to maturity.
➢	No principal protection unless you hold the Notes to maturity — The principal protection features of the Notes will be specified in the applicable pricing supplement. If the Notes offer 100% principal protection, partial principal protection or continent principal protection you should be willing to hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you will not receive the benefits of any principal protection.
➢	Market risk — The return on the Notes, if any, is directly linked to the performance of the Reference Asset or the Basket Components that comprise the Reference Basket. The level of the Reference Asset or the Basket Components will in turn depend on a variety of market and economic factors, including economic, financial, political, regulatory, judicial or other events that affect markets generally.
➢	Credit of issuer — An investment in the Notes is subject to the credit risk of UBS, and the actual and perceived creditworthiness of UBS may affect the market value of the Notes.
➢	There may be little or no secondary market for the Notes — The Notes will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market will develop for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time.
➢	Owning the Notes is not the same as owning the Reference Asset or the Reference Basket— The return on your Notes may not reflect the return you would realize if you actually owned the Reference Asset or each of the Basket Components comprising the Reference Basket and held for a similar period. For instance, if the Reference Basket includes currency exchange rates, or if the Reference Asset is a currency exchange rate, the applicable currency exchange rate will be calculated by reference to the value of the currency to which it is linked without taking into consideration the value of the currency relative to other currencies or in other markets. Similarly, if the Reference Basket includes commodities, or the Reference Asset is a commodity, the Notes may not reflect the return you would realize if you actually owned the commodities comprising the Reference Basket or the Reference Asset.
➢	Secondary market impact — The secondary market price of the Notes will be influenced by many factors including the level or price of the Reference Asset or the Reference Basket, volatilities, the supply and demand for the Notes and interest rates.
➢	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the Reference Asset or the Basket Components and/or over-the-counter options, futures or other instruments with return linked to the performance of the Reference Asset or the Basket Components, may adversely affect the market price of the Reference Asset or the Reference Basket and, therefore, the market value of the Notes.
➢	Impact of fees on secondary market prices — Generally, the price of the Notes in the secondary market is likely to be lower than the initial public offering price since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your own tax advisor about your own tax situation.

Are the Notes a Suitable Investment for you?

Because the Notes we may offer are expected to have different terms with different features — such as different protection, participation and payment features — the Notes will have different risk profiles that may be suitable for some investors, but not others, depending upon their risk tolerance. The applicable pricing supplement for your Notes will set forth the specific terms of your Notes as well as the relevant risks. We will describe in the applicable pricing supplement the type of investor a particular Note may or may not be suitable for based on the terms of such Note. We strongly recommend that you consult your own advisor in determining whether or not a particular Note may be suitable for you.

Structured Product Categorization

To help you identify appropriate Structured Products, we organize our Structured Products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product. The applicable pricing supplement will identify the category to which such Notes belong.

➢	Protection Strategies are structured to provide you with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

As used above, “partial protection,” if applicable, provides principal protection against an adverse change in the price or level of the underlying asset to a specified threshold; you will lose a predetermined percentage (as specified in the applicable pricing supplement) of principal for every 1% change that is adverse to your position, in the price or level of the underling asset beyond the specified threshold.

As used above, “contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade beyond a specified threshold; if the price or level of the underlying asset trades beyond the specified threshold at any time during the term of the securities, all principal protection is lost and you will have full exposure to an adverse change in the price or level of the underlying asset.

In order to benefit from any type of principal protection, you must hold the security to maturity.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

Hypothetical Payment Amounts on Your Notes

The applicable pricing supplement will include hypothetical calculations, which may be in the form of tables, charts or other format, showing hypothetical examples of the performance of your Notes at maturity, on an Exchange Date or on a Call Settlement Date, as the case may be, and the cash payment that could be delivered for each of your Notes on the stated maturity date, Exchange Date or Call Settlement Date, as the case may be, based on the applicable Payment Formulas, a range of hypothetical starting levels and ending levels of the Reference Asset or the Reference Basket and on various key assumptions shown in the applicable pricing supplement.

Any table, chart or calculation showing hypothetical payment amounts will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical ending levels of the Reference Asset or Reference Basket on the applicable valuation date, if any, and the final valuation date, could have on your payment at maturity, on an Exchange Date or on a Call Settlement Date, as the case may be, as calculated in the manner described in the applicable pricing supplement. Such hypothetical table, chart or calculation will be based on closing levels for the Reference Asset or Reference Basket that may not be achieved on the applicable valuation date, if any, or the final valuation date, as the case may be, and on assumptions regarding terms of the Notes that will not be set until the trade date.

As calculated in the applicable pricing supplement, the hypothetical payment amount on your Notes on the stated maturity date, the Exchange Date or the Call Settlement Date, as the case may be, may bear little or no relationship to the actual market value of your Notes on that date or at any other time, including any time over the term of the Notes that you might wish to sell your Notes. In addition, you should not view the hypothetical payment amounts as an indication of the possible financial return on an investment in your Notes, since the financial return will be affected by various factors, including taxes, which the hypothetical information does not take into account. Moreover, whatever the financial return on your Notes might be, it may bear little or no relation to—and may be much less than—the financial return that you might achieve were you to invest directly in the Reference Asset or the Reference Basket. Among other factors, an investment directly in the Reference Asset or the Reference Basket is likely to have tax consequences that are different from an investment in the Notes, which may cause the financial return on your Notes to differ from the financial return you would receive by investing directly in the Reference Asset or the Reference Basket.

We describe various risk factors that may affect the market value of the Notes, and the unpredictable nature of that market value, under “Risk Factors” beginning on page PS-7 of this prospectus supplement.

We cannot predict the closing levels of the Reference Asset or the Reference Basket. Moreover, the assumptions we make in connection with any hypothetical information in the applicable pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the payment that will be delivered in respect of your Notes on the stated maturity date, Exchange Date or Call Settlement Date, as the case may be, nor should it be viewed as an indication of the financial return on your Notes or of how that return might compare to the financial return if you were to invest directly in the Reference Asset or the Reference Basket.

Risk Factors

The return on the Notes is linked to the performance of the Reference Asset or the Reference Basket. This section describes the most significant risks relating to the Notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement before investing in the Notes.

You may lose some or all of your principal. If the Notes do not offer principal protection, the Notes will be fully exposed to an adverse movement in the level of the Reference Asset or the Reference Basket.

The principal protection features of the Notes will be specified in the applicable pricing supplement. If the Notes do not offer principal protection, the Notes will be fully exposed to an adverse movement in the level of the Reference Asset or the Reference Basket. A return on the Reference Asset or the Reference Basket that is adverse to your position will reduce the cash payment you receive at maturity below your invested principal amount. Each percentage change (or fraction thereof) adverse to your position in the Ending Level relative to the Starting Level will result in a corresponding reduction in your cash payment at maturity from the Principal Amount. Accordingly, you may lose some or all of your principal investment.

If the Notes offer partial principal protection, you may lose some of your principal.

The principal protection features of the Notes will be specified in the applicable pricing supplement. If the Notes offer partial principal protection, the Notes are exposed to an adverse movement in the level of the Reference Asset or the Reference Basket to an extent beyond the Protection Percentage. Accordingly, if the level of the Reference Asset or the Reference Basket has changed, in a manner adverse to your position to an extent beyond the Protection Percentage over the term of the Notes, you will lose some of your principal. If the Reference Asset Return or the Reference Basket Return is adverse to your position to an extent beyond the Protection Percentage, you will lose a predetermined percentage (as specified in the applicable pricing supplement) of your principal for each 1% (or fraction thereof) that the unfavorable Reference Asset Return or the Reference Basket Return extends beyond the Protection Percentage. If the Protection Percentage is less than 100%, and the Reference Asset or the Reference Basket moves in an unfavorable direction over the term of the Notes, you may lose some of your principal. In addition, you must hold your Notes to maturity.

If the Notes offer contingent principal protection, the Notes do not guarantee any return of principal at maturity.

The principal protection features of the Notes will be specified in the applicable pricing supplement. Notes that offer contingent principal protection differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity if the Reference Asset Return or the Reference Basket Return is adverse to your position and the level of the Reference Asset or the Reference Basket closes beyond the “trigger level” (as specified in the applicable pricing supplement) on any trading day during the “observation period” (as specified in the applicable pricing supplement). In that case, we will deliver to you at maturity an amount in cash equal to your principal amount reduced by the applicable return. This amount will be less than 100% of the principal amount of your Notes and you will be fully exposed to the risk of an adverse movement in the level of the Reference Asset or the Reference Basket. Accordingly, you may lose some or all of your principal if the Ending Level is in an unfavorable position relative to the Starting Level and the level of the Reference Asset or the Reference Basket closes beyond the trigger level on any trading day during the observation period. In addition, you must hold your Notes to maturity.

Risk Factors

If the Notes offer 100% principal protection, partial principal protection or contingent principal protection, your principal is protected only if you hold your Notes to maturity.

The principal protection features of the Notes will be specified in the applicable pricing supplement. If the Notes offer 100% principal protection or partial principal protection, you will receive at least a minimum payment of the Principal Amount of your Notes only if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

Your return potential may be limited by the maximum gain on the Notes or by an absolute return barrier or a similar feature of the Notes.

You will receive a cash payment based on the Reference Asset Return or the Reference Basket Return according to the applicable Payment Formulas. Such applicable Payment Formula may be based on the Reference Asset Return or the Reference Basket Return, which may be enhanced by a multiplier, subject to a maximum gain on the Notes. Accordingly, the maximum payment amount on the Notes may be capped, and you will not benefit from a favorable Reference Asset Return or a Reference Basket Return (as enhanced by the multiplier) in excess of the maximum gain.

Alternatively, the applicable Payment at Maturity Formula may limit the appreciation potential of the Notes to an “absolute return barrier” (a percentage to be specified in the applicable pricing supplement), regardless of the performance of the Reference Asset or the Reference Basket. If the Reference Asset or the Reference Basket then closes either beyond the “upper barrier” or beyond the “lower barrier” during the observation period (as specified in the applicable pricing supplement), your payment will be limited to the principal amount of your Notes. Accordingly, should the applicable Payment at Maturity Formula contemplate such an absolute return barrier or a similar feature, you may earn a return less than the return on a direct investment in a security whose return is based solely on the performance of the Reference Asset or the Reference Basket over the term of your Notes without such limitation.

Owning the Notes is not the same as owning the Reference Asset or the Reference Basket.

The return on your Notes may not reflect the return you would realize if you actually owned the Reference Asset or each of the Basket Components comprising the Reference Basket and held such investment for a similar period because:

➢	if the Reference Basket includes currency exchange rates, or the Reference Asset is a currency exchange rate, the applicable currency exchange rate will be calculated by reference to the value of the currency to which it is linked without taking into consideration the value of the currency relative to other currencies or in other markets; and
➢	if the Reference Basket includes commodities, or the Reference Asset is a commodity, the Notes may not reflect the return you would realize if you actually owned the commodities comprising the Reference Basket or the Reference Asset.

Even if the level of the Reference Asset or the Reference Basket moves favorably during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of the Reference Asset or the Reference Basket to move favorably while the market value of the Notes declines.

You must rely on your own evaluation of the merits of an investment linked to the Reference Asset or the Reference Basket.

In the ordinary course of business, UBS or one or more of its affiliates from time to time expresses views on expected movements in foreign currency exchange rates or commodities prices. These views are sometimes communicated to clients who participate in currency exchange and commodities markets.

Risk Factors

However, these views, depending upon world-wide economic, political and other developments, may vary over differing time-horizons and are subject to change. Moreover, other professionals who deal in foreign currencies and commodities may at any time have significantly different views from views of UBS or those of its affiliates. For reasons such as these, UBS believes that most investors in currency exchange markets and commodities markets derive information concerning those markets from multiple sources. In connection with your purchase of the Notes, you should investigate the currency exchange markets and commodities markets and not rely on views which may be expressed by UBS or its affiliates in the ordinary course of business with respect to future currency exchange rate or commodity price movements.

In the case of a Reference Basket, any favorable return in one Basket Component may be offset by an unfavorable return in another Basket Component.

For Notes linked to the performance of a Reference Basket, the performance of the Reference Basket will be based on the aggregate appreciation or depreciation of the Basket Components taken as a whole. Therefore, a favorable return in one Basket Component may be offset, in whole or in part, by an unfavorable return of a lesser, equal or greater magnitude in another Basket Component, resulting in an aggregate Basket Return that is adverse to your position.

You should make such investigation as you deem appropriate as to the merits of an investment linked to the Reference Asset or the Reference Basket. Neither the offering of the Notes nor any views which may from time to time be expressed by UBS or its affiliates in the ordinary course of their businesses with respect to future movements in currency exchange or commodities markets constitutes a recommendation as to the merits of an investment in the Notes.

There may not be an active trading market in the Notes—sales in the secondary market may result in significant losses.

You should be willing to hold your Notes to maturity or until an applicable exchange date. There may be little or no secondary market for the Notes. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you. The Notes will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity or the applicable exchange date you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, if your Notes offer 100% principal protection, partial principal protection or contingent principal protection, and you sell your Notes prior to maturity or the applicable exchange date, you will not receive any principal protection.

The market value of the Notes may be influenced by unpredictable factors.

The market value of your Notes may fluctuate between the date you purchase them and the applicable valuation date, if any, or the final valuation date, as the case may be, when the calculation agent will determine your payment at maturity or your payment upon early exchange. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the level of the Reference Asset or the Reference Basket on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

➢	the volatility of the Reference Asset or the Reference Basket (i.e., the frequency and magnitude of changes in the level of the Reference Asset or the Reference Basket);
➢	the market prices of the Reference Asset or the Basket Components;

Risk Factors

➢	interest rates in the U.S. markets, interest rates in the market related to the Reference Asset and interest rates in each market related to the Basket Components;
➢	the time remaining to the maturity of the Notes;
➢	supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;
➢	economic, financial, political, regulatory, judicial or other events that affect the level of the Reference Asset or the Reference Basket or the market price of the Reference Asset or the Basket Components or that affect markets generally; and
➢	the creditworthiness of UBS, as issuer of the Notes.

It is not possible to predict the aggregate effect of all or any combination of these factors. Your Notes are likely to trade differently from the market price of the Reference Asset or the Reference Basket, and changes in the market price of the Reference Asset or the Reference Basket are not likely to result in comparable changes in the market value of your Notes.

The liquidity, trading value and amounts payable under the Notes could be affected by the actions of the governments of the United States and other countries.

The value of any currency or commodity may be affected by complex political and economic factors.

Currency exchange rates can either be fixed by sovereign governments or floating. Currency exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. However, governments sometimes do not allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the Notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the Notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting the applicable underlying currency exchange rates.

Market Disruption: If a currency is no longer available due to the imposition of exchange controls or other circumstances beyond our control or is no longer used for settlement of transactions by financial institutions in the international banking community or the foreign exchange market, or if there is no spot exchange rate for the applicable currency pair, the calculation agent will make its determinations hereunder in good faith and in a commercially reasonable manner, taking into consideration all available information that in good faith it deems relevant.

Substitute Currency: If a currency in a currency pair is converted into, or there is substituted for the currency, another currency (the “New Currency”) pursuant to applicable law or regulation (the “Relevant Law”), such currency in the currency pair shall be substituted by the New Currency at the conversion rate prescribed in the Relevant Law at the time of such substitution.

Emerging Markets Risk: One of the currencies in a currency pair may be an emerging market currency. The possibility exists of significant changes in rates of exchange between a non emerging market currency and an emerging market currency or between emerging market currencies and the possibility of the imposition or modification of exchange controls by either the US or a foreign government. Such risks generally depend on economic and political events over which UBS has no control and such risks may be

Risk Factors

more pronounced in connection with emerging market currencies. Governments in emerging market countries have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of a currency at the time of payment. You must be willing to accept that fluctuations in spot exchange rates involving one or more emerging market currencies that have occurred in the past are not necessarily indicative of fluctuations that can occur during the term of this investment and that the volatility inherent in emerging market currency transactions could significantly affect the overall return on the investment.

For more information on the risks associated with specific emerging market countries refer to the Currency and Commodity supplement.

In the case of Notes linked to commodities, commodity prices may change unpredictably, affecting the value of your Notes in unforeseeable ways.

The value of commodities may be affected by various and often unpredictable factors, including, but not limited to, the economic, financial, social and political conditions globally and in particular countries. A commodity’s market price and the liquidity and trading values of, and amounts payable with respect to, any offering of the Notes may be affected by the actions of sovereign governments that may directly or indirectly impact such price. We expect generally that the market value of the Notes will depend partially on the price of the Reference Asset or the Reference Basket.

For Notes linked to commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Notes.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some non-U.S. exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Reference Asset or the Reference Basket and, therefore, the value of your Notes.

For Notes linked to commodities, a difference in the future prices of commodities relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Notes may be linked to a commodity. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the commodity and the markets for the commodity during the term of your Notes. Sale prices for contracts with later expiration dates that are different than the sale prices for contracts expiring earlier could adversely affect the value of the commodity to which your Notes are linked and, accordingly, decrease the payment you receive at maturity.

For Notes linked to commodities or currency exchange rates, if a secondary market develops, the Notes may trade only during regular trading hours in the United States, even though the commodity or currency may be traded around-the-clock.

The spot market for many currencies and commodities is a global, around-the-clock market. Therefore, the hours of trading for the Notes may not conform to the hours during which the commodity or currency is traded. To the extent that U.S. markets are closed while the markets for the commodity or

Risk Factors

currency remain open, significant price and rate movements may take place in such markets that will not be reflected immediately in the price of the Notes on such exchange.

Information on the Reference Asset or the Basket Components may not be readily available.

There is no systematic reporting of last-sale information for many currencies and commodities. Reasonable current bid and offer information may be available in certain brokers’ offices, in bank trading offices, and to others who wish to subscribe for this information, but this information will not necessarily reflect the applicable currency exchange rate or commodity price relevant for determining the value of the Notes. The absence of last-sale information and the limited availability of quotations to individual investors make it difficult for you and other investors to obtain timely, accurate data about the state of the commodity or currency markets.

Historical performance of the Reference Asset or the Reference Basket should not be taken as an indication of the future performance of the Reference Asset or the Reference Basket during the term of the Notes.

The historical performance of the Reference Asset or the Reference Basket should not be taken as an indication of the future performance of the Reference Asset or the Reference Basket. As a result, it is impossible to predict whether the level of the Reference Asset or the Reference Basket will rise or fall. The trading prices of the Reference Asset or the Basket Components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of such Reference Asset or such Basket Components, as discussed above.

The applicable Payment Formulas will not take into account all developments in the Reference Asset or the Reference Basket.

Changes in the Reference Asset or the Reference Basket during the term of the Notes before the applicable valuation date, if any, or the final valuation date, as the case may be, may not be reflected in the calculation of the amount payable, if any, at maturity. Generally, the calculation agent will calculate the payment at maturity or payment upon early exchange by comparing only the level of the Reference Asset or the Reference Basket on the trade date, and the level of the Reference Asset or the Reference Basket on the applicable valuation date, if any, or the final valuation date, as the case may be, and, if applicable, any barrier or trigger level (as specified in the applicable pricing supplement). No other levels will be taken into account. As a result, you may lose some of your investment even if the Reference Asset or the Reference Basket has moved favorably at certain times during the term of the Notes before moving to an unfavorable level relative to the Staring Level on the applicable valuation date, if any, or the final valuation date, as the case may be.

Trading and other transactions by UBS or its affiliates in the market for the applicable Reference Asset or the Reference Basket may impair the market value of the Notes.

As described below under “Use of Proceeds and Hedging” on page PS-25, UBS or its affiliates may hedge their obligations under the Notes by purchasing the Reference Asset, the Reference Basket or any of its constituents, futures or options on the Reference Asset or the Reference Basket, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Reference Asset or the Reference Basket, and they may adjust these hedges by, among other things, purchasing or selling the Reference Asset or the Reference Basket, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Reference Asset or the Reference Basket at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Reference Asset or such Reference Basket and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

Risk Factors

UBS or its affiliates may also engage in trading in the Reference Asset or the Basket Components and other investments relating to the Reference Asset or the Reference Basket on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the level of the Reference Asset or the Reference Basket and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Asset or the Reference Basket. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Reference Asset or the Reference Basket that are not for your account or on your behalf. These trading activities may present a conflict between your interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the Reference Asset or the Reference Basket, could be adverse to your interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, publish research on commodities, commodity prices, the future price of the Reference Asset or the Reference Basket and other matters that may have an influence on the price of the Reference Asset or the Reference Basket. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates may also discontinue providing research at any time, without notice.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent’s role, see “Specific Terms of the Notes—Role of Calculation Agent” on page PS-24. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Reference Asset or the Reference Basket has occurred or is continuing on the applicable valuation date, if any, or the final valuation date, as the case may be, for the Reference Asset or the Reference Basket. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

The calculation agent can accelerate or postpone the determination of the Ending Level, the applicable exchange date or the maturity date, as the case may be, if a market disruption event occurs on the applicable valuation date or the final valuation date.

If the calculation agent determines that a market disruption event has occurred or is continuing on the applicable valuation date, if any, or the final valuation date, as the case may be, the applicable valuation date or the final valuation date, as the case may be, will be accelerated or postponed until the first business day on which no market disruption event occurs or is continuing. If such an acceleration or postponement occurs, then the calculation agent will instead use the relevant level of the Reference Asset or the Basket Component on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the applicable valuation date, if any, or the final valuation date, as the case may be, be postponed by more than the number of days set forth in the

Risk Factors

applicable pricing supplement. As a result, the applicable exchange date and the maturity date for the Notes could also be accelerated or postponed.

If the applicable valuation date, if any, or the final valuation date, as the case may be, is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the applicable valuation date or the final valuation date, as the case may be. If the level of the Reference Asset or the Basket Component is not available on the last possible day that qualifies as the applicable valuation date or the final valuation date, as the case may be, either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate in its sole discretion of the level of the Reference Asset or the Basket Component that would have prevailed in the absence of the market disruption event or such other reason. See “General Terms of the Notes—Market Disruption Event” on page PS-20.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates as a result of dealer discounts, mark-ups or other transactions.

Significant aspects of the tax treatment of the Notes may be uncertain.

Significant aspects of the tax treatment of some types of Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “Supplemental U.S. Tax Considerations” on page PS-26, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

If the Notes are treated as forward or derivative contracts, the following risk factors are applicable:

➢	The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” on page PS-26 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.
➢	In addition, a member of the House of Representatives has recently introduced a bill that, if

Risk Factors

enacted, would require holders of Notes purchased after the bill is enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

ANY ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT.

Valuation of the Notes

Each offering of the Notes is linked to the performance of a different Reference Asset or Reference Basket and is subject to the particular terms set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend on the performance of the Reference Asset or the Reference Basket to which such offering is linked and will not depend on the performance of any other offering of the Notes.

At maturity, you will receive a cash payment based on the Reference Asset Return or the Reference Basket Return and calculated in accordance with the applicable Payment at Maturity Formula.

For Notes with an autocall feature, unless otherwise specified in the applicable pricing supplement, the amount payable to you on the Call Settlement Date will be based on the level of the Reference Asset or the level of the Reference Basket on the Observation Date and calculated in accordance with the applicable Payment at Call Formula.

For Notes with an exchange right feature, unless otherwise specified in the applicable pricing supplement, you will have the right to exchange your Notes on Exchange Dates for a cash payment determined on the applicable valuation date and calculated in accordance with the applicable Payment on Early Exchange Formula.

The “Reference Asset Return” will be calculated by reference to the Starting Level, the Ending Level and, if applicable, any barrier or trigger level, in the manner specified in the applicable pricing supplement.

The “Reference Basket Return” will be calculated by reference to the Starting Level, the Ending Level and, if applicable, any barrier or trigger level, in the manner specified in the applicable pricing supplement.

The “Starting Level,” in the case of a Reference Asset, will be the level or price of the Reference Asset determined on the trade date at the time and in the manner specified in the applicable pricing supplement. In the case of a Reference Basket, the Starting Level will be 100, unless otherwise specified in the applicable pricing supplement.

The “Ending Level,” in the case of a Reference Asset, will be the level or price of the Reference Asset determined on the applicable valuation date, if any, or final valuation date, as the case may be, at a time and in the manner specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein and in the applicable pricing supplement. In the case of a Reference Basket, the Ending Level will be the weighted performance of the Basket Components on the applicable valuation date, if any, or final valuation date, as the case may be.

Prior to maturity. The market value of the Notes will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Reference Asset or the Reference Basket on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, currency exchange rates, volatility of the Reference Asset or the Reference Basket, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page PS-7 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

General Terms of the Notes

The following is a summary of the general terms of the Notes. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable pricing supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through the Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this prospectus supplement, the following general terms will apply to the Notes:

Denominations

Each Note will have a Principal Amount of $10.00, unless otherwise specified in the applicable pricing supplement. In the case of offerings of $10.00 Notes, your minimum investment is 100 Notes at a Principal Amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a Principal Amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

Payment at Maturity or upon Early Exchange or upon an Automatic Call

At maturity, you will receive a cash payment based on the Reference Asset Return or the Reference Basket Return and calculated in accordance with the applicable Payment at Maturity Formula.

For Notes with an autocall feature, unless otherwise specified in the applicable pricing supplement, the amount payable to you on the Call Settlement Date will be based on the level of the Reference Asset or the level of the Reference Basket on the Observation Date and calculated in accordance with the applicable Payment at Call Formula.

For Notes with an exchange right feature, unless otherwise specified in the applicable pricing supplement, you will have the right to exchange your Notes on Exchange Dates for a cash payment determined on the applicable valuation date and calculated in accordance with the applicable Payment on Early Exchange Formula.

The “Reference Asset Return” will be calculated by reference to the Starting Level, the Ending Level and, if applicable, any barrier or trigger level, in the manner specified in the applicable pricing supplement.

The “Reference Basket Return” will be calculated by reference to the Starting Level, the Ending Level and, if applicable, any barrier or trigger level, in the manner specified in the applicable pricing supplement.

The “Starting Level,” in the case of a Reference Asset, will be the level or price of the Reference Asset determined on the trade date at the time and in the manner specified in the applicable pricing supplement. In the case of a Reference Basket, the Starting Level will be 100, unless otherwise specified in the applicable pricing supplement.

The “Ending Level,” in the case of a Reference Asset, will be the level or price of the Reference Asset determined on the applicable valuation date, if any, or final valuation date, as the case may be, at a time and in the manner specified in the applicable pricing supplement, subject to adjustment upon the occurrence of a market disruption event, as described herein and in the applicable pricing supplement. In the case of a Reference Basket, the Ending Level will be the weighted performance of the Basket Components on the applicable valuation date, if any, or final valuation date, as the case may be.

General Terms of the Notes

The applicable pricing supplement will specify the trade date, the applicable valuation date, if any, the Exchange Dates, if any, the Call Settlement Dates, if any, the Observation Dates, if any, and the final valuation date, as well as the respective terms of each offering of the Notes, including the principal protection features, if any, the Payment Formulas, the Starting Level, a trigger or barrier level, if applicable, a maximum gain amount, if applicable, a multiplier amount, if applicable, a participation rate, if applicable and, for a Reference Basket, the relative weights of the Basket Components.

We may issue separate offerings of the Notes that are identical in all respects, except that each individual offering is linked to the performance of a different Reference Asset or a Reference Basket and is subject to the particular terms set forth in the applicable pricing supplement. Each offering of the Notes is a separate and distinct security and you may invest in one or more offerings of the Notes as set forth in the applicable pricing supplement. The performance of each offering of the Notes will depend upon the performance of the Reference Asset or the Reference Basket to which such offering is linked and will not depend in any way on the performance of any other offering of the Notes.

Maturity Date

The maturity date for your Notes will be the date specified in the applicable pricing supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones or accelerates the final valuation date, the maturity date will be automatically postponed or accelerated to maintain the same number of business days between the final valuation date and the maturity date as existed prior to the postponement or acceleration of the final valuation date. As discussed below under “—Final Valuation Date”, the calculation agent may postpone or accelerate the final valuation date if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date or if the final valuation date is otherwise not a business day. We describe market disruption events below under “—Market Disruption Event” and in the applicable pricing supplement.

The postponement or acceleration of the maturity date for one offering of the Notes will not affect the maturity date for any other offering of the Notes.

Final Valuation Date

The final valuation date for your Notes will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on any such day. In that event, or if the final valuation date is not a business day, the final valuation date will be the first preceding or first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than the number of days set forth in the applicable pricing supplement.

The acceleration or postponement of the final valuation date for one offering of the Notes will not affect the final valuation date for any other offering of the Notes.

Call Settlement Date

If the Notes have an autocall feature, and the Notes are called on any Observation Date, the call settlement date will be a set number of days (as specified in the applicable pricing supplement) following such Observation Date, unless that day is not a business day, in which case the call settlement date will be the next following business day.

Observation Dates

The Observation Dates will be specified in the applicable pricing supplement.

General Terms of the Notes

Exchange Right

If the Notes have an exchange right feature, you will have the right to exchange your Notes on predetermined exchange date (as specified in the applicable pricing supplement) for a cash payment determined on the applicable valuation date (as specified in the applicable pricing supplement) equal to an amount calculated in accordance with the Payment on Early Exchange Formula, which is set forth in the applicable pricing supplement.

The mechanics of how to effect an exchange will be set forth in the applicable pricing supplement.

Exchange Dates

If the Notes have an exchange right feature, the exchange dates will be specified in the applicable pricing supplement, unless a specified day is not a business day, in which case the exchange date will be the next following business day. If the fifth business day before the applicable exchange date does not qualify as the applicable valuation date as determined in accordance with “—Valuation Dates” below, then the applicable exchange date will be a set number of days (as specified in the applicable pricing supplement) after the immediately preceding applicable valuation date. The calculation agent may accelerate or postpone the applicable valuation date—and therefore the applicable exchange date—if a market disruption event occurs or is continuing on a day that would otherwise be the applicable valuation date. We describe market disruption events under “—Market Disruption Event” below.

Valuation Dates

If the Notes have an exchange right feature, the applicable valuation date will be a set number of days (as specified in the applicable pricing supplement) prior to the applicable exchange date, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the applicable valuation date will be the first preceding or first following business day (as determined by the calculation agent) on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the applicable valuation date for the Notes be postponed by more than the maximum number of days set forth in the applicable pricing supplement.

The acceleration or postponement of the applicable valuation date for one offering of the Notes will not affect the applicable valuation date for any other offering of the Notes.

Closing Level

Unless otherwise specified in the applicable pricing supplement, the applicable closing level for a currency exchange rate or commodity price will be determined by the calculation agent as observed through trades through the Electronic Broking System (EBS), Reuters Dealing 3000 and various voice brokers at approximately 10:00 a.m., New York City time, on the applicable valuation date, if any, or the final valuation date, as the case may be. However, if any closing level is not observed through trades through Electronic Broking System (EBS), Reuters Dealing 3000 and various voice brokers then such currency exchange rate or commodity price will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on such date for the purchase or sale by the Reference Dealers of the Reference Amount for Settlement two business days later. If fewer than two Reference Dealers provide such spot quotations, then such exchange rates or commodity prices will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at approximately 10:00 a.m., New York City time, on such date from three leading commercial banks in New York (selected in the sole discretion of the calculation agent), for the sale by such banks of the Reference Amount for settlement two business days later. If these spot quotations are available from fewer than three banks, then the calculation agent, in its sole discretion, shall determine which spot rate is available and reasonable to be used. If no spot

General Terms of the Notes

quotation is available, then such exchange rate or commodity price will be the rate the calculation agent, in its sole discretion, determines to be fair and reasonable under circumstances at approximately 10:00 a.m., New York City time, on such date.

“Reference Dealers”, unless otherwise specified in the applicable pricing supplement, as used herein, means Citibank, N.A., Deutsche Bank A.G. and JP Morgan Chase Bank, or their successors.

“Reference Amount”, unless otherwise specified in the applicable pricing supplement, with respect to each closing rate, equals 1,000,000 U.S. dollars. However the reference amount may be less during a market disruption event.

Market Disruption Event

The calculation agent will determine the Ending Level based on the closing level of the Reference Asset or the Basket Components on the applicable valuation date, if any, or the final valuation date, as the case may be. As described above, the applicable valuation date, if any, or the final valuation date, as the case may be, may be accelerated or postponed, and thus the determination of the Ending Level may be accelerated or postponed, if the calculation agent determines that, on the applicable valuation date, if any, or the final valuation date, as the case may be, a market disruption event has occurred or is continuing for the Reference Asset or any of the Basket Components. Notwithstanding the occurrence of one ore more of the events below, which may, in the calculation agent’s discretion, constitute a market disruption event, the calculation agent in its discretion may waive its right to postpone the applicable valuation date, if any, or the final valuation date, as the case may be, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Ending Level for the Reference Asset or any of the Basket Components. If such an acceleration or postponement occurs, the calculation agent will use the Ending Level on the first business day on which no market disruption event has occurred or is continuing for the Reference Asset or any of the Basket Components. In no event, however, will the determination of the Ending Level be postponed by more than the number of days set forth in the applicable pricing supplement.

If the determination of the Ending Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event, in each case as determined by the calculation agent in its sole discretion:

➢	(A) the failure of the source of a Reference Asset or a Basket Component (the “price source”) to announce or publish such Reference Asset or Basket Component (or the information necessary for determining such Reference Asset or Basket Component); (B) the temporary or permanent discontinuance or unavailability of the price source; or (C) if a Reference Asset or a Basket Component is determined by a survey of dealers in the Reference Asset or in the Basket Component, the failure to obtain at least three quotations as requested from the relevant dealers.
➢	a material suspension, absence or limitation of trading in a Reference Asset or a Basket Component in its primary market, or in option or futures contracts relating to a Reference Asset or Basket Component, if available, in the primary market for that Reference Asset or Basket Component or those contracts, in each case as determined by the calculation agent in its sole discretion; for this purpose, (A) a suspension of the trading in a Reference Asset or a Basket Component or the option or futures contracts relating to a Reference Asset or a Basket Component shall be deemed to be material only if: (1) all trading in such Reference Asset or

General Terms of the Notes

such Basket Component or contract is suspended for the entire relevant day; or (2) all trading in such Reference Asset or such Basket Component or contract is suspended subsequent to the opening of trading on the relevant day, trading does not recommence prior to the regularly scheduled close of trading in such Reference Asset or such Basket Component or contract on such day and such suspension is announced less than one hour preceding its commencement; and (B) a limitation of trading in a Reference Asset or a Basket Component or the option or futures contracts relating to a Reference Asset or a Basket Component shall be deemed to be material only if the exchange on which such Reference Asset or such Basket Component or contract is traded establishes limits on the range within which the price of the Reference Asset or the Basket Component or such contracts may fluctuate and the closing or settlement price of the Reference Asset or the Basket Component or such contracts on such day is at the upper or lower limit of that range;
➢	a Reference Asset or a Basket Component or the option or futures contracts relating to such Reference Asset or such Basket Component does not trade on what was, on the trade date, the primary market for the Reference Asset or the Basket Component, as determined by the calculation agent in its sole discretion;
➢	the permanent discontinuation or disappearance of trading in a Reference Asset or a Basket Component or the option or futures contracts relating to such Reference Asset or such Basket Component or the disappearance or permanent discontinuance or unavailability of the applicable closing level, notwithstanding the availability of the related price source or the status of trading in a Reference Asset or a Basket Component or the option or futures contracts relating to such Reference Asset or such Basket Component;
➢	the occurrence since the trade date of a material change in the formula for or the method of calculating a Reference Asset or a Basket Component;
➢	the occurrence since the trade date of a material change in the content, composition or constitution of a Reference Asset or a Basket Component;
➢	the imposition of, change in or removal of an excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax on, or measured by reference to, a Reference Asset or a Basket Component (other than a tax on, or measured by reference to overall gross or net income) by any government or taxation authority after the trade date, if the direct effect of such imposition, change or removal is to raise or lower a Reference Asset or a Basket Component from what it would have been without that imposition, change or removal; or
➢	any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to that offering of the Notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging.”

The applicable pricing supplement may also specify other market disruption events or additional market disruption events that will apply to your Notes. See also the Currency and Commodity supplement for market disruption events that apply to Notes linked to emerging market currencies.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in a Reference Asset or a Basket Component in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to a Reference Asset or a Basket Component.

General Terms of the Notes

For this purpose, for any offering of the Notes, an “absence of trading” in the primary securities market on which option or futures contracts related to a Reference Asset or a Basket Component, if available, are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, for any offering of the Notes, a suspension or limitation of trading in option or futures contracts related to a Reference Asset or a Basket Component, if available, in the primary market for those contracts, by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, related to a Reference Asset or a Basket Component in the primary market for those contracts.

In the event that the calculation agent chooses to postpone the final valuation date because of a market disruption event with respect to the determination of the gold or silver spot rate, the final valuation date for purposes of determining the gold or silver spot rate return will continue to be the final valuation date without regard to the postponement of the final valuation date with respect to the gold or silver spot rate.

A market disruption event for one offering of the Notes will not necessarily be a market disruption event for any other offering of the Notes.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Notes in the circumstances described under “Description of Debt Notes We May Offer—Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under “—Default Amount.”

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding Principal Amount of the Notes as the outstanding Principal Amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in Principal Amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer—Default, Remedies and Waiver of Default” and “—Modification and Waiver of Covenants.”

Default Amount

The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day

General Terms of the Notes

and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, you, as holder of the Notes, and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or
➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day following the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the applicable valuation date, if any, or the final valuation date, as the case may be, then the default amount will equal the Principal Amount of the Notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or
➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

General Terms of the Notes

Business Day

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under “—Maturity Date”, “—Exchange Date”, “—Valuation Dates” and “—Final Valuation Date” above.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Starting Level, the Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

Unless otherwise specified in the applicable pricing supplement, the Notes will be booked through UBS AG, Jersey Branch.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Reference Asset or the Basket Components and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Reference Asset or the Basket Components prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions in the Reference Asset or the Basket Components;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Reference Asset or the Basket Components;
➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or exchange-traded funds or other instruments based on the level of other similar commodities, currencies or other assets; or
➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the applicable valuation date, if any, or the final valuation date, as the case may be. That step may involve sales or purchases of the Reference Asset or the Basket Components, listed or over-the-counter options or futures on the Reference Asset or the Basket Components or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Reference Asset or the Basket Components or markets relating to the Reference Asset or the Basket Components.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time and payment at maturity of your Notes. See “Risk Factors” on page PS-7 for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the attached prospectus. It applies to you only if you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax adviser with regard to the United States federal income tax treatment of an investment in the Notes.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

The tax treatment of your Notes will depend on their terms, and will generally be as described in one of the following subsections. The applicable pricing supplement will describe which of the following subsections applies to your Notes. If none of the following subsections apply to your Notes, the applicable pricing supplement will discuss the tax treatment of your Notes. For example, if the Reference Basket includes both currencies and commodities the tax treatment will be described in the applicable pricing supplement.

The subsections below in respect of currency-linked Notes treated as forward or derivative contracts, address cases in which there is little or no risk that the Notes will be recharacterized as a debt instrument. In other cases, the applicable pricing supplement will include a supplementary or alternative discussion in respect of the tax treatment of the Notes.

Supplemental U.S. Tax Considerations

1.	Notes Treated as Long-Term Contingent Payment Debt Obligations

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes.

Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We will provide the comparable yield and projected payment schedule for the Notes in the applicable pricing supplement. If the amount you receive at maturity is greater than the projected payment at maturity, you would be required to make a positive adjustment and increase the amount of ordinary income that you recognize in such year by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than the projected payment at maturity, you would be required to make a negative adjustment and decrease the amount of ordinary income that you recognize in such year by an amount that is equal to such difference. If the amount you receive at maturity is less than the amount of ordinary income that you recognize in such year in respect of your Notes, then you would recognize a net ordinary loss in such year in an amount equal to such difference.

You are required to use the comparable yield and projected payment schedule set forth in the applicable pricing supplement in determining your interest accruals in respect of the Notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule will not be provided to you for any purpose other than the determination of your interest accruals in respect of the Notes, and we make no representations regarding the amount of contingent payments with respect to the Notes.

If you purchase the Notes for an amount that differs from the Notes’ adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of the Notes will equal the Notes’ original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If you purchase the Notes for an amount that is less than the adjusted issue price of the Notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Notes for an amount that is greater than the adjusted issue price of the Notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would

Supplemental U.S. Tax Considerations

otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax adviser as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

If the payment on maturity of your Notes is fixed more than 6 months before the maturity date of the Notes, you will be required to make adjustments to the interest accruals on your Notes, in a reasonable manner, to account for the fact that the payment at maturity will be fixed rather than contingent.

You will recognize gain or loss upon the sale, exchange or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Notes under the rules set forth above.

Any gain you recognize upon the sale, exchange or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss. You will generally only be able to use such ordinary loss to offset your income in the taxable year in which you recognize the ordinary loss and will generally not be able to carry such ordinary loss forward or back to offset income in other taxable years. The deductibility of capital losses is subject to limitations.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  See below under “—Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

2.	Non-Currency-Linked Notes Treated as Short-Term Debt Instruments

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as contingent short-term debt for United States federal income tax purposes. The discussion below assumes that you will not have a taxable year that closes between the final valuation date and the maturity date.

Initial Purchasers.  The Notes should be treated as debt for U.S. federal income tax purposes. Accordingly, if you are an initial purchaser of Notes, you should recognize ordinary income, if any, upon the maturity of your Notes in an amount equal to the excess, if any, of the amount you receive with respect to your Notes at such time over the amount you paid for your Notes.

Supplemental U.S. Tax Considerations

Upon a sale or exchange of your Notes, you should recognize gain or loss in an amount equal to the difference between the amount you paid for your Notes and the amount received by you upon such sale or exchange. Although not free from doubt, any gain or loss you recognize upon such a sale or exchange should be short-term capital gain or loss, unless you sell or exchange your notes between the final valuation date and the maturity date, in which case the terms of your Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. The deductibility of capital losses is subject to limitations.

Secondary Purchasers.  If you are a secondary purchaser of Notes, you should be treated in the same manner as described above with respect to initial purchasers except that (i) if you purchase your Notes at a discount from their principal amount and hold them until maturity, you should recognize a short-term capital gain upon the maturity of your Notes in respect of the difference between the principal amount of your Notes and the amount you paid for your Notes, and (ii) if you purchase your Notes at a discount from their principal amount and sell or exchange them between the final valuation date and the maturity date, any gain that you recognize upon such sale should be treated as a short-term capital gain to the extent that such gain does not exceed the difference between the principal amount of your Notes and the amount you paid for your Notes.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  See below under “—Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

3.	Currency-Linked Notes Treated as Short-Term Debt Instruments

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW YOUR NOTES SHOULD CURRENTLY BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, CERTAIN ASPECTS OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

Initial Purchasers.  The Notes should be treated as debt for U.S. federal income tax purposes. Accordingly, if you are an initial purchaser of Notes, you should recognize ordinary income, if any, upon the maturity of your Notes in an amount equal to the excess, if any, of the amount you receive with respect to your Notes at such time over the amount you paid for your Notes.

Upon a sale or exchange of your Notes, you should recognize gain or loss in an amount equal to the difference between the amount you paid for your Notes and the amount received by you upon such sale or exchange. The terms of your Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat any gain or loss you recognize upon such a sale or exchange as short-term capital gain or loss, unless you sell or exchange your notes between the final valuation date and the maturity date, in which case the terms of your Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. The deductibility of capital losses is subject to limitations.

Supplemental U.S. Tax Considerations

In the opinion of our counsel, Sullivan & Cromwell LLP, although the required tax treatment of your Notes set forth in the terms of your Notes is not free from doubt, this treatment constitutes a reasonable treatment of your Notes for United States federal income tax purposes. It is possible, however, that the Internal Revenue Service could assert that your Notes should be subject to the special rules under Section 988 of the Internal Revenue Code of 1986 governing dispositions of debt instruments the payments on which are determined by reference to the value of a foreign currency, in which case any gain or loss you recognize upon the sale or exchange of your Notes or loss you recognize upon maturity of your Notes would be treated as ordinary gain or loss to the extent that such gain or loss is attributable to changes in the applicable spot exchange rate after the date of your purchase of the Notes.

Secondary Purchasers.  If you are a secondary purchaser of Notes, you should be treated in the same manner as described above with respect to initial purchasers except that (i) if you purchase your Notes at a discount from their principal amount and hold them until maturity, the terms of your Notes require that you and we (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) treat you as recognizing a short-term capital gain upon the maturity of your Notes in respect of the difference between the principal amount of your Notes and the amount you paid for your Notes, and (ii) if you purchase your Notes at a discount from their principal amount and sell or exchange them between the Final Valuation Date and the Maturity Date, the terms of your Notes require that you and we (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) treat any gain that you recognize upon such sale as a short-term capital gain to the extent that such gain does not exceed the difference between the principal amount of your Notes and the amount you paid for your Notes. See, however, the discussion above under “Initial Purchasers” with respect to the possibility that your Notes could be subject to special rules under section 988 of the Internal Revenue Code, in which case any gain or loss you recognized upon the sale or maturity of your Notes would be treated as ordinary gain or loss to the extent that such gain or loss is attributable to changes in the applicable spot exchange rates after the date of your purchase of the Notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Internal Revenue Code, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

4.	Non-Currency-Linked Notes that Should be Treated as Forward Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR

Supplemental U.S. Tax Considerations

NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid cash-settled forward contract in respect of the Reference Asset or Reference Basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you would generally recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Notes purchased after the bill is enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

In addition, if the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

Supplemental U.S. Tax Considerations

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the Reference Basket rebalances or rolls, it is possible that the Notes could be treated as a series of forward contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new forward contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the Reference Asset or Basket Components, (ii) any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  See below under “—Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

5.	Currency-Linked Notes that Should be Treated as Forward Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid cash-settled forward contract in respect of the Reference Asset or Reference Basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes

Supplemental U.S. Tax Considerations

are so treated, you would generally recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. The gain or loss would generally be ordinary gain or loss unless you make the election described below. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

You may elect to treat the gain or loss that you recognize with respect to your Notes as capital gain or loss. You may make such an election by clearly identifying your Notes as subject to such election in your books and records on the date that you acquire your Notes. If the election is effective, such capital gain or loss will generally be long term capital gain or loss at maturity or if you have held your Notes for more than one year at the time of sale or call. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Notes, (iii) describe your Notes and state the date on which the Notes were exercised, sold or exchanged, (iv) state that your Notes were never part of a “straddle” as defined in Section 1092 of the Code and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfying the election and verification requirements if you acquire, hold and dispose of your Notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date that the account was established may be recorded in the account, (ii) transactions involving the Notes are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Notes purchased after the bill is enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results

Supplemental U.S. Tax Considerations

in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the Reference Asset or Reference Basket, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the Reference Basket, (iii) you should not be permitted to make the capital gain election described above and that, accordingly, any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iv) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Internal Revenue Code, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

6.	Non-Currency-Linked Notes that it Would be Reasonable to Treat as Forward Contracts

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid cash-settled forward contract with respect to the Reference Asset or Reference Basket and the terms of your Security require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Security for all tax purposes in accordance with such characterization. If your Notes are so treated, you would generally recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury

Supplemental U.S. Tax Considerations

Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Notes purchased after the bill is enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

In addition, if your Notes have a term greater than one year, it is possible that your Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If your Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Similarly, if your Notes have a term of one year or less, it is possible that your Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the Reference Basket rebalances or rolls, it is possible that the Notes could be treated as a series of forward contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new forward contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize capital gain or loss on each

Supplemental U.S. Tax Considerations

rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the Reference Asset or Basket Components, (ii) any gain or loss that you recognize upon exchange or maturity of the Notes should be treated as an ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  See below under “—Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

7.	Currency-Linked Notes that it Would be Reasonable to Treat as Forward Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a cash-settled forward contract in respect of the Reference Asset or Reference Basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would generally recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. The gain or loss would generally be ordinary gain or loss unless you make the election described below. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

You may elect to treat the gain or loss that you recognize with respect to your Notes as capital gain or loss. You may make such an election by clearly identifying your Notes as subject to such election in your books and records on the date that you acquire your Notes. If the election is effective, such capital gain or loss will generally be long term capital gain or loss at maturity or if you have held your Notes for more than one year at the time of sale or call. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Notes, (iii) describe your Notes and state the date on which the Notes were exercised, sold or exchanged, (iv) state that your Notes were never part of a “straddle” as defined in Section 1092 of the Code and

Supplemental U.S. Tax Considerations

(v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfying the election and verification requirements if you acquire, hold and dispose of your Notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date that the account was established may be recorded in the account, (ii) transactions involving the Notes are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Notes purchased after the bill is enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the Reference Asset or Reference Basket, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the Reference Basket, (iii) you should not be permitted to make the capital gain election described above and that, accordingly, any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iv) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Internal Revenue Code, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and

Supplemental U.S. Tax Considerations

trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

8.	Non-Currency-Linked Notes that Should be Treated as Derivative Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid derivative contract in respect of the Reference Asset or Reference Basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you should recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Notes purchased after the bill is enacted to accrue interest income over the term

Supplemental U.S. Tax Considerations

of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

In addition, if the Notes have a term greater than one year, it is possible that the Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Similarly, if the Notes have a term of one year or less, it is possible that the Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the Reference Basket rebalances or rolls, it is possible that the Notes could be treated as a series of derivative contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new derivative contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning Reference Asset or the Basket Components, (ii) any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  See below under “—Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Supplemental U.S. Tax Considerations

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

9.	Currency-Linked Notes that Should be Treated as Derivative Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid derivative contract in respect of the Reference Asset or Reference Basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. The gain or loss would generally be ordinary gain or loss unless you make the election described below. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to take the position that you are permitted to elect to treat the gain or loss that you recognize with respect to your Notes as capital gain or loss. More specifically a taxpayer may elect to treat the gain or loss from a “forward contract” with respect to foreign currency as capital gain or loss. It would be reasonable to take the position that the Notes should be treated as a “forward contract” for this purpose. You may make such an election by clearly identifying your Notes as subject to such election in your books and records on the date that you acquire your Notes. If the election is effective, such capital gain or loss will generally be long term capital gain or loss at maturity or if you have held your Notes for more than one year at the time of sale or call. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Notes, (iii) describe your Notes and state the date on which the Notes were exercised, sold or exchanged, (iv) state that your Notes were never part of a “straddle” as defined in Section 1092 of the Code and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfying the election and verification requirements if you acquire, hold and dispose of your Notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date that the account was established may be recorded in the account, (ii) transactions involving the Notes are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the

Supplemental U.S. Tax Considerations

subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Notes purchased after the bill is enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

Alternatively, it is possible that the Notes could be treated as a derivative contract other than a forward contract, in which case which case your Notes would generally be treated in the manner described above, except that it is unclear as to whether or not you would be permitted to make the capital gain election described above.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the Reference Asset or Reference Basket, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the Reference Basket, (iii) you should not be permitted to make the capital gain election described above and that, accordingly, any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iv) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Internal Revenue Code, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

Supplemental U.S. Tax Considerations

10.	Non-Currency-Linked Notes that it Would be Reasonable to Treat as Derivative Contracts

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid derivative contract with respect to the Reference Asset or Reference Basket and the terms of your Security require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Security for all tax purposes in accordance with such character- ization. If your Notes are so treated, you should recognize capital gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Notes purchased after the bill is enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

In addition, if your Notes have a term greater than one year, it is possible that your Notes could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, exchange or

Supplemental U.S. Tax Considerations

maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, exchange or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If your Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Similarly, if your Notes have a term of one year or less, it is possible that your Notes could be treated as a debt instrument subject to the special rules for short-term debt instruments. You should consult your tax adviser as to the tax consequences of such characterization.

In addition, if the Reference Basket rebalances or rolls, it is possible that the Notes could be treated as a series of derivative contracts each of which mature on the next rebalancing date and/or roll date. If your Notes were properly characterized in such a manner, you would be treated as disposing of your Notes on each rebalancing and/or roll date in return for new derivative contracts that mature on the next rebalancing and/or roll date, and you would accordingly likely recognize capital gain or loss on each rebalancing and/or roll date equal to the difference between your basis in your Notes (or their fair market value as of the previous rebalancing and/or roll date, as applicable) and their fair market value on such date.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the Reference Asset or components of Reference Basket, (ii) any gain or loss that you recognize upon exchange or maturity of the Notes should be treated as an ordinary gain or loss or (iii) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  See below under “—Disclosure Applicable to all Notes”.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

11.	Currency-Linked Notes that it Would be Reasonable to Treat as Derivative Contracts

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX

Supplemental U.S. Tax Considerations

CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid derivative contract in respect of the Reference Asset or Reference Basket and the terms of the Notes require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you should recognize gain or loss upon the sale, exchange or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for them. The gain or loss would generally be ordinary gain or loss unless you make the election described below. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to take the position that you are permitted to elect to treat the gain or loss that you recognize with respect to your Notes as capital gain or loss. More specifically a taxpayer may elect to treat the gain or loss from a “forward contract” with respect to foreign currency as capital gain or loss. It would be reasonable to take the position that the Notes should be treated as a “forward contract” for this purpose. You may make such an election by clearly identifying your Notes as subject to such election in your books and records on the date that you acquire your Notes. If the election is effective, such capital gain or loss will generally be long term capital gain or loss at maturity or if you have held your Notes for more than one year at the time of sale or call. You must further verify your election by attaching a statement to your income tax return which must (i) set forth a description and date of the election, (ii) state that the election was entered into before the close of the date that you acquired your Notes, (iii) describe your Notes and state the date on which the Notes were exercised, sold or exchanged, (iv) state that your Notes were never part of a “straddle” as defined in Section 1092 of the Code and (v) state that all transactions subject to the election are included on the statement. Alternatively, you will be treated as having satisfying the election and verification requirements if you acquire, hold and dispose of your Notes in an account with an unrelated broker or dealer and the following requirements are met: (i) only transactions entered into on or after the date that the account was established may be recorded in the account, (ii) transactions involving the Notes are entered into the account on the date the transactions are entered into and (iii) the broker or dealer provides you with a statement detailing the transactions conducted through the account and includes in such statement the following language: “Each transaction identified in this account is subject to the election set forth in section 988(a)(1)(B).” Your election may not be effective if you do not comply with the election and verification requirements.

Alternative Treatments.  The Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. You are urged to consult your tax advisers concerning the significance, and the potential

Supplemental U.S. Tax Considerations

impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

In addition, a member of the House of Representatives has recently introduced a bill that, if enacted, would require holders of Notes purchased after the bill is enacted to accrue interest income over the term of the Notes despite the fact that there will be no interest payments over the term of the Notes. It is not possible to predict whether this bill or a similar bill will be enacted in the future and whether any such bill would affect the tax treatment of your Notes.

Alternatively, it is possible that the Notes could be treated as a derivative contract other than a forward contract, in which case your Notes would generally be treated in the manner described above, except that it is unclear as to whether or not you would be permitted to make the capital gain election described above.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that (i) you should be treated as owning the Reference Asset or Reference Basket, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the Reference Basket, (iii) you should not be permitted to make the capital gain election described above and that, accordingly, any gain or loss that you recognize upon the exchange or maturity of the Notes should be treated as ordinary gain or loss or (iv) you should be required to accrue interest income over the term of your Notes. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

Treasury Regulations Requiring Disclosure of Reportable Transaction.  Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the Notes were treated as subject to the special rules under section 988 of the Internal Revenue Code, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting.  See below under “—Disclosure Applicable to all Notes”.

Non-United States Holders.  See below under “—Disclosure Applicable to all Notes”.

Supplemental U.S. Tax Considerations

Disclosure Applicable to all Notes

Except to the extent superseded above, the following disclosure is applicable to all Notes.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Notes or a sale of the Notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Notes or a sale of the Notes to be treated as a Reportable Transaction. You should consult with your tax adviser regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

Backup Withholding and Information Reporting.  If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

➢	payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and
➢	the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

➢	fails to provide an accurate taxpayer identification number,
➢	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
➢	in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, a sale of a Note effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Supplemental U.S. Tax Considerations

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.  If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Depart- ment of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Notes. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

Supplemental Plan of Distribution

Unless otherwise specified in the applicable pricing supplement, with respect to each Note to be issued, UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate Principal Amount of the Notes specified on the front cover of the applicable pricing supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount from the original issue price up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.